UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2008

Material Technologies, Inc. (Exact name of registrant as specified in its chapter)

Delaware (State or other jurisdiction of incorporation	33-23617 (Commission File Number)	95-4622822 (IRS Employer Identification No.)

11661 San Vicente Boulevard, Suite 707 Los Angeles, California (Address of principal executive offices)	90049 (Zip Code)

(310) 208-5589 Registrant's telephone number, including area code

N/A (Former name or former address, if changed since last report)

Section 1 - Registrant’s Business and Operations
Item 1.01  Entry into a Material Definitive Agreement.

On August 27, 2008, Material Technologies, Inc. (the “Company”) entered into a Settlement Agreement and Mutual General Release with La Jolla Cove Investors, Inc., a California corporation (“La Jolla”) (the “Settlement Agreement”).  Pursuant to the Settlement Agreement, the Company and La Jolla agree to relinquish their respective rights to the disputed amount of $50,000.

There is no material relationship between the Company or its affiliates and any of the parties, other than with respect to the Settlement Agreement.

Section 9 - Financial Statements and Exhibits
Item 9.01  Financial Statements and Exhibits

(c)           The following exhibit is being furnished herewith:

Exhibit No.        Exhibit Description

10.1	Settlement Agreement and Mutual General Release with La Jolla Cove Investors, dated August 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MATERIAL TECHNOLOGIES, INC., a Delaware corporation

Dated: September 18, 2008	/s/ Robert M. Bernstein
By: Robert M. Bernstein
Its: Chief Executive Officer